Exhibit 10.3

CHOICEPOINT INC.

2003 Omnibus Incentive Plan

(as amended and restated effective March 13, 2006)

1. Purpose. The purpose of the 2003 Omnibus Incentive Plan (the “Plan”) is to attract and retain directors, officers and key employees for ChoicePoint Inc. (the “Corporation”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance. The Plan contains provisions for both annual incentives, which will generally be paid in cash, and long-term incentives, which may be represented by equity interests in the Corporation and/or cash.

2. Definitions. As used in this Plan,

“Annual Meeting” means the annual meeting of shareholders of the Corporation.

“Annual Incentive Award” means the cash award described in Sections 16 through 19 of this Plan.

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right or a Tandem Appreciation Right.

“Base Compensation” means the aggregate payments made on a biweekly basis during the Plan Year at the base rate of pay applicable to a Participant for the payroll period in question, but not including bonuses, commissions or other similar amounts, nor any benefit plan contributions, nor any such compensation received during, or as a consequence of, an approved leave of absence. Base Compensation shall include any such base rate compensation the receipt of which may have been deferred by the Participant’s election. Base Compensation shall only include said amounts paid (or deferred) during the portion of a Plan Year in which a person is a Participant.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

“Board” means the Board of Directors of the Corporation.

“Business Criteria” means the criteria established pursuant to this Plan for Participants who have received grants pursuant to this Plan, with respect to grants which are paid either in Common Shares or in cash, where those grants are conditioned by their terms upon satisfaction of Performance Goals in relation to said criteria. Business Criteria may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, business unit, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Performance Goals relating to the Business Criteria may be made relative to the performance of other corporations. The Performance Goals applicable to an award to a Restricted Employee shall be based on specified levels of achievement, growth or improvement with respect to one or more of the following Business Criteria:

(1)	Earnings (Gross, Operating, Pre-Tax, Before Interest and Taxes (EBIT), Before Interest, Taxes, Depreciation and Amortization (EBITDA), Net)

a)	Per share

b)	Margin

(2)	Cash Flow (Operating, Free, Net)

(3)	Revenue

(4)	Economic Value Added (EVA)

(5)	Total Shareholder Return

(6)	Return on:

a)	Equity (Beginning, Ending, Average)

b)	Assets (Beginning, Ending, Average, Net, Employed)

c)	Capital (Beginning, Ending, Average)

d)	Investment (Beginning, Ending, Average)

(7)	Price of Any Security of the Corporation

(8)	Book Value per Share

(9)	Operating Performance

(10)	Strategic Initiatives

(11)	Operating Profit After Amortization (OPAA)

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Business Criteria unsuitable, the Committee may in its discretion modify such Business Criteria, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Restricted Employee where such action would be the only factor which would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Business Criteria as to the Restricted Employee.

“Change in Control” shall have the meaning provided in Section 14 of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee (or a subcommittee) described in Section 24 of this Plan.

“Common Shares” means shares of common stock, $.10 par value per share, of the Corporation or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or Share Equivalent Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Designated Subsidiary” means a Subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation, as referenced in Section 21 below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Family Member” means a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings (including half-brothers and sisters), nieces, nephews and in-laws.

“Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Market Value per Share” means, as of any particular date, the closing price of the Common Shares on a national stock exchange on said date, or if said date is not a business date, the immediately preceding business date.

“Non-Employee Officer or Director” means an officer or director of the Corporation who is not an employee of the Corporation or any Subsidiary.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 10 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, or other key employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Officer or Director who receives an award pursuant to Section 10 of this Plan, or any other person, whether or not an employee, Director or officer, who renders significant services as a consultant or otherwise, in the discretion of the Committee. This definition may only be expanded with the approval of the shareholders of the Corporation.

“Performance Goal” means the level of achievement, growth or improvement with respect to one or more Business Criteria, or with respect to an award or grant to an individual who is not subject to the restrictions of this Plan applicable to Restricted Employees, any other management objectives designated by the Committee, which must be met to earn a stated award or grant hereunder within a stated Performance Period. Any such determination made by the Committee shall include a minimum acceptable level of achievement, below which no award will be paid, and a maximum level above a Performance Goal which may result in incremental additional payment, and a formula for determining the amount of payment if performance falls between said minimums and maximums. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render a Performance Goal unsuitable, the Committee may in its discretion modify such Performance Goal or the related minimum acceptable level of achievement, or maximum level for which incremental benefits will be paid, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Restricted Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Goals as to the Restricted Employee. The satisfaction of a Performance Goal applicable to any award to a Restricted Employee must be certified by the Committee in each case.

“Performance Period” means, with respect to Performance Goals, the period of time within which the relevant performance is to be measured, which shall not be less than one year, except in the event of certain occurrences, including but not limited to retirement or Change in Control, provided elsewhere in the Plan.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $100.00 awarded pursuant to Section 8 of this Plan.

“Plan Year” means the Corporation’s fiscal year.

“Restricted Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision). The Committee may, however, specifically provide at the time of granting an award or grant under this Plan that such a person is not to be considered a Restricted Employee for these purposes.

“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 or Section 10 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 or Section 10 has expired.

“Retirement” means termination of employment after the attainment of a minimum age of 50 and completion of that number of years service with the Corporation or a Subsidiary which, when added to the Participant’s age at said time, equals at least 75; unless the Committee provides differently in a specific grant or award. With respect to Non-Employee Officers and Directors, “Retirement” shall mean cessation of service after the sixth anniversary of commencement of service in said capacity.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Share Equivalent Unit” means a bookkeeping unit, described in Section 9 or Section 10 of this Plan the value of which at the time of grant is equal to the Market Value per Share of a Common Share.

“Spread” means the excess of the Market Value per Share of the Common Shares (i) on the date when an Appreciation Right is exercised, over the Market Value per Share as of the date the Appreciation Right is granted, or (ii) on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

“Voting Shares” means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.

3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 13 of this Plan, the number of Common Shares that may be issued or transferred to Participants (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) in payment of Share Equivalent Units, (vi) pursuant to Other Awards specified in Section 11 of this Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 3,500,000 shares of which no more than 700,000 shares in the aggregate shall be granted as Restricted Shares or Deferred Shares, or as Performance Shares, Performance Units, Share Equivalent Units or Other Awards, but only to the extent distributed in shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Subject to the adjustments provided for in Section 13 below, the number of Common Shares which may be issued or transferred to Participants pursuant to the first sentence of this subsection (a) may only be increased with the approval of the shareholders of the Corporation.

(b) The number of Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant, and therefore the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (i) the number of Common Shares tendered or otherwise used in payment of the Option Price of an Option Right shall nonetheless reduce the aggregate plan limit described above; (ii) the number of Common Shares withheld by the Company to satisfy the tax withholding obligation shall reduce the aggregate plan limit described above; and (iii) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan. In the event that the Company repurchases shares with option right proceeds, those shares will not be added to the aggregate plan limit described above.

(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 3,500,000 shares, subject to adjustments as provided in Section 13 of this Plan.

(d) Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights for more than 750,000 Common Shares during any plan year, subject to adjustments as provided in Section 13 of this Plan. Further, in no event shall any Participant in any plan year receive more than 750,000 Appreciation Rights, subject to adjustments as provided in Section 13 of this Plan.

(e) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any Plan Year receive an award of Performance Shares, Performance Units, Share Equivalent Units, Deferred Shares or Restricted Shares pursuant to this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $4,000,000, nor shall a Restricted Employee receive an Annual Incentive Award in any Plan Year in excess of $4,000,000.

PROVISIONS RELATING TO LONG-TERM INCENTIVES (SECTIONS 4-15)

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant shall specify an Option Price per share, which may be no less than 100 percent of the Market Value per Share on the Date of Grant.

(c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee (or other consideration authorized pursuant to subsection (d) below) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise), Share Equivalent Units or Performance Units. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Share Equivalent Units or Performance Units surrendered.

(e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

(f) No grant may provide for the automatic grant of reload option rights to an Optionee upon the exercise of Option Rights.

(g) No outstanding Option Right may be amended to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Corporation. This Section 4(g) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

(h) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(i) Each grant shall specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control, Retirement, death or disability of the Optionee or other similar transaction or event, or may provide for the continuation of vesting following the occurrence of any such transaction or event.

(j) In lieu of the period of performance referred to in subparagraph (i) above, any grant of Option Rights may specify Performance Goals that must be achieved as a condition to the exercise of all or a portion of such rights. The grant may provide for earlier exercise of such Option Rights in the event of a Change in Control, Retirement, death or disability of the Optionee or other similar transaction or event during a Performance Period.

(k) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” as contained in Section 3401(c) of the Code.

(l) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

(m) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(n) Each grant shall specify the term of the Option Right; provided, however, that no Option Right shall be exercisable more than seven (7) years from the Date of Grant.

(o) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Optionee or retain in the Committee the right to elect among those alternatives, except that the distribution to a Participant to whom Section 22(b) applies shall be made in Common Shares equal in value to the amount otherwise payable, determined at the time of distribution.

(b) Any grant may specify that the amount payable by the Corporation on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(d) Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

(e) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights, if any, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(f) In lieu of the waiting periods referred to in subparagraph (c) above and (h)(iii) below, any grant of Appreciation Rights may specify Performance Goals that must be achieved as a condition of the exercise of all or a portion of such rights.

(g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation. In addition, a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(h) Regarding Free-standing Appreciation Rights only:

(i)	Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii)	Each grant shall specify the period or periods of continuous service by the Participant with the Corporation or any Subsidiary that is necessary, or the Performance Goals that must be achieved, before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control, Retirement, death or disability of the Participant or other similar transaction or event as approved by the Committee; and

(iv)	No Free-standing Appreciation Right granted under this Plan may be exercised more than seven (7) years from the Date of Grant.

(i) No outstanding Appreciation Right may be amended to reduce the Market Value per Share on the Date of Grant. Furthermore, no Appreciation Right shall be cancelled and replaced with awards having a lower Market Value per Share on the Date of Grant without further approval of the shareholders of the Corporation. This Section 5(i) is intended to prohibit the repricing of “underwater” Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

6. Restricted Shares. The Committee may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations contained in subparagraphs (b), (e) and (f), and shall be subject to all of the requirements contained in subparagraphs (a), (c), (d) and (g) below:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant, or upon achievement of Performance Goals referred to in subparagraph (e) below. If the elimination of said restrictions is based on the passage of time rather than the achievement of Performance Goals, the period of time shall be no shorter than three (3) years, except that said restrictions may be removed no more than once every twelve months commencing with the Date of Grant, on a ratable basis during the three year period. Any grant or sale may nonetheless provide for the earlier termination of such period in the event of a Change in Control or similar transaction, Retirement, death or disability of the Participant as approved by the Committee.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted except as permitted in Section 12 below, or as may be prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Performance Goals which, if achieved, will result in termination or early termination of the restrictions applicable to all or a portion of such shares.

(f) Any such grant or sale of Restricted Shares may require that any or all cash dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and held in a notional cash account for the Participant which shall be subject to the same restrictions as the underlying award, and distributed, when appropriate, in cash, without interest, or, as to Participants to whom Section 22(b) applies, in Common Shares equal in value to said cash account at the time of distribution. Any stock dividends shall be subject to the same restrictions as the Shares upon which said dividends are declared.

(g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

7. Deferred Shares. The Committee may also authorize the grant or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations contained in subparagraph (b), and shall be subject to all of the requirements contained in subparagraphs (a), (c), (d) and (e) below:

(a) Each such grant or sale shall constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, Retirement, death or disability, to a Deferral Period of not less than three (3) years, except that a grant may provide that the Deferral Period will expire ratably during said three-year period, no more than once every twelve months commencing on the Date of Grant, as determined by the Committee at the Date of Grant.

(d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award except to the extent provided in Section 12 below and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares, except that, as to Participants to whom Section 22(b) applies, in Common Shares equal in value to said cash account at the time of distribution.

(e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Performance Shares or Performance Units. The Committee may also authorize the grant of Performance Shares or Performance Units that will become payable to a Participant upon achievement of specified Performance Goals. Each such grant may utilize any or all of the authorizations contained in subparagraphs (f), (g) and (i), and shall be subject to all of the requirements contained in subparagraphs (a), (b), (c), (d), (e) and (h) below:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time not less than 1 year (except in the event of a Change in Control or other similar transaction or event, Retirement, death or disability of the Participant, if the Committee shall so determine) as shall be determined by the Committee at the time of grant.

(c) Any grant of Performance Shares or Performance Units shall specify Performance Goals which, if achieved, will result in payment or early payment of all or a portion of the award.

(d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Performance Goals below which no payment will be made.

(e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units which have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives, except that, as to Participants to whom Section 22(b) applies, said payment shall be made in Common Shares.

(f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(g) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof which shall be subject to the same Performance Goals, and if declared in cash, shall be held in a notional cash account to be distributed where appropriate, in cash without interest, or, as to Participants to whom Section 22(b) applies, in Common Shares equal in value to said cash account at the time of distribution.

(h) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(i) Any grant of Performance Shares or Performance Units may provide for appropriate adjustments to Performance Goals and awards or deemed achievement thereof, in the event of a Change in Control, Retirement, death or disability of the Participant, or other similar transaction or event during the Performance Period; provided, however, that any such adjustments shall be subject to the definition of Performance Goals contained in Section 2 of this Plan as to any Restricted Employee.

9. Share Equivalent Units. The Committee may also authorize the grant of Share Equivalent Units to a Participant hereunder, subject to the following terms and conditions:

(a) Each grant shall specify the number of Share Equivalent Units to which it pertains.

(b) Share Equivalent Units allocated to a Participant shall be credited to a ledger account established and maintained for such Participant on the books and records of the Corporation. Such ledger account, including units credited thereto, shall be bookkeeping entries only and shall not require the Corporation to segregate or otherwise earmark or reserve assets. No Common Shares shall be issued or issuable at the time units are credited to a ledger account established hereunder.

During any period in which Share Equivalent Units are credited to a ledger account, the Committee may provide (i) that an amount equal to the dividends payable with respect to Common Shares represented by units credited to such account shall be credited as of each dividend payment date, and/or (ii) that any stock dividend, stock split or other recapitalization shall be reflected in the credits made to such ledger account. Any such ledger account shall be subject to the same restrictions as the Share Equivalent Units.

(c) Share Equivalent Units allocated to a Participant shall be distributable in accordance with the terms and conditions imposed by the Committee. When any such unit is or becomes distributable, the affected Participant shall be entitled to receive a distribution from the Corporation in such form, which may include Common Shares, with or without legends, Restricted Stock, cash or a combination thereof, as the Committee shall determine, except that, as to Participants to whom Section 22(b) applies, said distribution must be in Common Shares.

(d) The allocation of Share Equivalent Units to a ledger account shall not entitle a Participant to exercise the rights of a stockholder of the Corporation until the issuance of Common Shares with respect to such allocation.

(e) Unless otherwise provided by the Committee, if a Participant severs his or her employment, or ceases to serve as a Non-Employee Officer or Director with the Corporation and all Subsidiaries with Share Equivalent Units credited to his or her ledger account, the Participant shall forfeit all rights to said Share Equivalent Units, subject to the provisions of Section 15(b) below.

(f) The Committee may provide that a grant of Share Equivalent Units shall specify Performance Goals which, if achieved, will result in payment or early payment of the award.

(g) Each grant may provide that, in the event of a Change in Control or other similar transaction or event prior to satisfaction of the conditions for distribution of such Share Equivalent Awards, said conditions shall be deemed partially or fully satisfied.

10. Awards to Non-Employee Officers or Directors. The Committee may also grant Restricted Shares, Option Rights and Share Equivalent Units to Non-Employee Officers or Directors.

Each such grant shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the grantee and shall contain such terms and provisions, consistent with the provisions of this Plan relevant to the type of grant or award made, as the Committee may approve.

11. Other Awards. The Committee shall have the authority to specify the terms and provisions of other equity-based or equity-related awards not described above (“Other Awards”) which the Committee determines to be consistent with the purpose of the Plan and the interests of the Corporation, which awards may provide for the acquisition or future acquisition of Common Shares by Participants, and in the case of Participants to whom Section 22(b) applies, said awards shall be made only in Common Shares.

12. Transferability. (a) No Option Right, Appreciation Right or other derivative security (which shall not include incentive stock options or any right to cash or to units which are not equity interests which shall not in any event be transferable) granted under the Plan shall be transferable by a Participant other than (i) to a Family Member, (ii) to a trust for the sole benefit of Family Members, (iii) to a family partnership for the sole benefit of Family Members, or (iv) to an entity which is exempt from federal income taxes pursuant to Section 501(c)(3) of the Code; provided, however, that said transfer shall be made (A) by execution and delivery of a Beneficiary Designation Form provided by the Company, or if none, by will or the laws of descent and distribution, or (B) if inter vivos, only upon the written approval of the Corporation’s Chief Financial Officer or Vice President with responsibility for compensation and benefits. Except as otherwise determined by the Committee, Option Rights, Appreciation Rights, and other awards shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative, or by the person or entity to whom a transfer has been permitted pursuant to the preceding sentence. No transfers shall be permitted in any event for tangible consideration paid to the Participant or prior transferee.

(b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or Share Equivalent Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

13. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, Performance Shares, Share Equivalent Units and Other Awards granted hereunder, in the prices per share applicable to such awards and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Similar adjustments shall be made automatically, on a purely mathematical basis, in the event of a stock dividend or stock split. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13. A similar adjustment shall be made automatically to the number of shares specified in Section 3 of this Plan in the event of a stock dividend or stock split.

14. Change in Control. For purposes of this Plan, a “Change in Control” shall mean if at any time any of the following events shall have occurred:

(a) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Shares immediately prior to such transaction;

(b) The Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Shares immediately prior to such sale or transfer;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 12(d)(3) or Section 13(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the Voting Shares;

(d) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

(e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

(f) Notwithstanding the foregoing provisions of Section 13(c) and (d) above, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Corporation, (B) a Subsidiary, (C) any Corporation-sponsored employee stock ownership plan or other employee benefit plan of the Corporation or (D) any employee of the Corporation or a Subsidiary, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 30% or otherwise, or because the Corporation reports that a change of control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary.

(g) Notwithstanding the foregoing provisions of this Section 14, if prior to any event described in paragraphs (a), (b), (c) or (d) of this Section 14 instituted by any person who is not an officer or director of the Corporation, or prior to any disclosed proposal instituted by any person who is not an officer or director of the Corporation which could lead to any such event, management or the Board proposes any restructuring of the Corporation which ultimately leads to an event described in paragraphs (a), (b), (c) or (d) of this Section 14 pursuant to such management or Board proposal, then a “Change in Control” shall not be deemed to have occurred for purposes of this Plan.

15. Other Provisions Applicable to Long-Term Incentives. (a) The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash based on Market Value per Share on the date of settlement.

(a) Any grant or award issued pursuant to Sections 4 through 11 above may provide that, in case of termination of employment or service by reason of death, disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units, or Share Equivalent Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b) of this Plan, the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units or Share Equivalent Units will be deemed to have been fully earned or the time when such transfer restriction will terminate may be accelerated, or in lieu of such a provision, that the Committee may provide for such acceleration after the fact, in its discretion, or that any other limitation or requirement under any such award may be waived; provided, however, that any such action by the Committee with respect to the restriction period otherwise applicable to Option Rights will only be effective after approval of the Board in each case.

PROVISIONS RELATING TO ANNUAL INCENTIVE AWARDS (SECTIONS 16-19)

16. Participants. The Restricted Employees of the Company and/or its Subsidiaries may also participate in the Company’s annual incentive compensation plan as the same exists from time to time (the “Annual Incentive Award” program). To the extent that they so participate, the Restricted Employees shall be subject to the provisions of these Sections 16 through 19. Any Restricted Employee whose active employment commences after the first day of a Plan Year will be eligible to earn an Annual Incentive Award which is based on Base Compensation earned during active employment in said Plan Year.

17. Calculation of Annual Incentive Award. (a) Each Restricted Employee who is entitled to receive an Annual Incentive Award for a Plan Year pursuant to Section 16 shall receive a cash payment after the end of said Plan Year which is a percentage of his or her Base Compensation determined by the degree of achievement of the Performance Goals established by the Committee and communicated to the Restricted Employee within the first ninety (90) days of the Plan Year. The determination of the level of said achievement will be certified by the Committee prior to the distribution of any Award, and will be final. The Performance Goals will relate to one or more Business Criteria.

(b) The Committee will assign varying weights to the achievement of multiple Performance Goals where applicable, which, with the Performance Goals themselves shall be intended to reflect the role, responsibility, impact and organizational relationships of each Restricted Employee.

(c) The Committee may determine, in its sole discretion that notwithstanding the achievement of stated Performance Goals, the amount of any Annual Incentive Award may be reduced (but not increased).

18. Payment of Annual Incentive Award. The Annual Incentive Award shall be paid to all Restricted Employees no later than 75 days after the close of the Plan Year, in cash, unless the Restricted Employee has made a valid election to defer said award pursuant to the terms of any applicable deferred compensation plan maintained by the Corporation. Payment shall be made from the Corporation’s general assets; no trust fund shall be established for purposes of funding said payments. The Annual Incentive Award may not be assigned, transferred, mortgaged or hypothecated prior to actual receipt, except for any assignment to secure a debt to the Corporation itself, and any such attempt will be null and void.

19. Termination of Employment Prior to Payment Date; Change of Control. (a) The Annual Incentive Award will not be paid for a Restricted Employee who voluntarily terminates employment, or whose employment is terminated by the Corporation or Subsidiary, prior to the date of payment of the award, which shall in no event be subsequent to March 15 of the following calendar year (other than as a consequence of job elimination subsequent to the end of the year but prior to the date of payment); provided, however, that a pro rata award will nonetheless be paid if termination follows a Change of Control as discussed in subparagraph (b) below. Said prorated award will be calculated by inserting the actual amount of Base Compensation received by the Restricted Employee during the Plan Year in which termination occurs in the formula provided for in paragraph 18 above, and based on the assumption that the Performance Goals have been achieved in said Plan Year.

(b) In the event of a Change of Control of the Corporation, any Annual Incentive Award for the Plan Year (or portion thereof during which a Restricted Employee remains employed, if applicable) in which said Change of Control occurs will be paid to the Restricted Employee regardless of whether he remains employed by the Corporation subsequent to said Change of Control, which is no less than an amount based on the assumption that the Performance Goals have been achieved and on Base Compensation actually earned through the date of the Change in Control. This provision of the Plan may not be amended during the Plan Year in which a Change of Control occurs. The authority to amend the definition of Change of Control provided for in said Section 14 shall be exercised, for purposes of this Plan only, by the Committee. Payment of the Annual Incentive Award under these circumstances shall be made no later than the earlier of (i) thirty (30) days after termination of employment following the Change of Control or (ii) the normal date of payment for said award.

(c) Notwithstanding subparagraphs (a) and (b) above, if a Restricted Employee is a party to an individual agreement providing for severance benefits upon a Change in Control or termination of employment which include payments based on Annual Incentive Awards, the provisions of said agreement shall control.

GENERAL PROVISIONS

20. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

21. Participation by Employees and Other Providers of Services to Designated Subsidiaries. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of, or other provider of services to, a Designated Subsidiary, whether or not such Participant is also employed by or provides services to the Corporation or another Subsidiary, the Committee may require such Designated Subsidiary to agree to transfer to such person (when, as and if provided for under this Plan and any applicable agreement entered into with any such person pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of

Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of “Board” and except in other cases where the context otherwise requires.

22. Foreign Employees and Providers of Services; Specific Provisions for United Kingdom. (a) In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by or provide services to the Corporation or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

(b) The purpose of this subparagraph (b) is to revise those provisions of the Plan which are required to be revised in order for grants made under the Plan, and communications concerning those grants, to be made pursuant to an “employee share scheme” and thereby to be exempt from provisions of the Financial Services and Markets Act 2000 (United Kingdom), with respect solely to grants made to residents of the United Kingdom. This subparagraph (b) shall not apply to any other grants made under the Plan.

(i)	Restricted Availability of Grants. Any grants made pursuant to this subparagraph (b) shall be made only to officers and employees of the group of companies of which the Company is a member, and shall be payable only in Common Shares of the Company’s stock.

(ii)	Definition of Family Member. For purposes of grants made pursuant to this subparagraph (b), “Family Members” shall mean a Participant’s children and step-children under the age of eighteen, spouses and surviving spouses.

(iii)	Inapplicability of Certain Provisions of Plan. For purposes of grants made pursuant to this subparagraph (b), subparagraph (l) of Section 4, and the entireties of Sections 10, 16, 17, 18, 19 and 23 of the Plan are not applicable to said grants.

(iv)	Incorporation of Remaining Plan Provisions. With the exception of the provisions noted above, the provisions of the Plan will apply or be available to all grants made pursuant to this subparagraph (b).

23. Election to Defer Awards. The Committee also may permit Participants to elect to defer (a) the issuance of Common Shares, other than upon exercise of Options or of Stock

Appreciation Rights, or (b) the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for the purposes of this Plan. The Committee also may provide that deferred settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

24. Administration of the Plan. (a) This Plan shall be administered by a Committee of the Board (or subcommittee thereof), consisting of not less than three Directors appointed by the Board who meet the standards for independence established for purposes of Section 162(m) of the Code and with respect to compensation committees pursuant to the then applicable rules of the Securities Exchange Commission and any stock exchange upon which the Common Shares are traded. A majority of the Committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the Committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof). Until subsequent action of the Board, the Committee shall be the Management Compensation and Benefits Committee of the Board.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units, Share Equivalent Units, Other Awards or Annual Incentive Awards and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

25. Amendments, Etc. (a) The Committee may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained, and provided further that the restrictions of Sections 4(f) and (g) and 5(i) may not be amended without the approval of the shareholders of the Corporation. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits under plans that do not require shareholder approval.

(b) The Committee may, with the concurrence of an affected Participant, cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, subject to the provisions of Sections 4(g) and 5(i) the Committee may authorize the granting of new Option Rights or other awards hereunder (which may or may not cover the same number of Common Shares which had been the subject of the prior award) in such manner, at such option price, and subject to such other terms, conditions and discretion as would have been applicable under this Plan had the cancelled Option Rights or other award not been granted.

(c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

(d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

26. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i)	In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii)	In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(c) Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

27. Termination. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed effective March 13, 2006.

CHOICEPOINT INC.

By:	/s/ David W. Davis
Title:	Secretary